                                                                    Exhibit D(9)



                       INVESTMENT SUB-ADVISORY AGREEMENT

                                    Between

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                      and

                 WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                              ("Waddell & Reed")

                 (as to the MML Small Cap Growth Equity Fund)

                       INVESTMENT SUB-ADVISORY AGREEMENT
                       ---------------------------------

THIS INVESTMENT SUB-ADVISORY AGREEMENT (this "Sub-Advisory Agreement"), is by and between Waddell & Reed Investment Management Company, organized under the laws of the State of Kansas (the "Sub-Adviser"), and Massachusetts Mutual Life Insurance Company, a mutual life insurance company organized under the laws of the Commonwealth of Massachusetts ("MassMutual") for the MML Small Cap Growth Equity Fund (the "Fund"), a series of MML Series Investment Fund (the "Trust"), a Massachusetts business trust which is an open-end diversified management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940, as amended (the "Act"), effective as of the 1st day of May, 1999.

WHEREAS, the Trust has appointed MassMutual as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement (the "Advisory Agreement");

WHEREAS, the Advisory Agreement provides that MassMutual may, at its option, subject to approval by the Trustees of the Trust and, to the extent necessary, the shareholders of the Fund, appoint a sub-adviser to assume certain responsibilities and obligations of MassMutual under the Advisory Agreement;

WHEREAS, MassMutual and the Sub-Adviser are investment advisers registered with the Commission as such under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS, MassMutual desires to appoint the Sub-Adviser as one of the sub-advisers for the Fund with responsibility for such portion of the Fund's assets as MassMutual shall direct from time to time (the "Portfolio") and the Sub-Adviser is willing to act in such capacity upon the terms herein set forth;

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, MassMutual and the Sub-Adviser, intending to be legally bound, hereby agree as follows:

1.   General Provision.
     ------------------

     (a) Unless specifically stated otherwise or unless the context clearly requires otherwise, all references to the "Portfolio" or to the "Fund" shall be deemed to be references only to the assets of the Fund to be managed by Sub-Adviser hereunder, and Sub-Adviser's obligations shall be strictly limited thereto.

     (b) MassMutual hereby employs the Sub-Adviser and the Sub-Adviser hereby undertakes to act as the investment sub-adviser of the Fund with respect to the Portfolio to provide investment advice and to perform for the Portfolio of the Fund such other duties and functions as are hereinafter set forth. The Sub-Adviser shall, in all matters, give to the Portfolio of the Fund and the Trust's Board of Trustees, directly or through MassMutual, the benefit of the Sub-Adviser's best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to ensure the Portfolio of the Fund conforms to:

          (i) the provisions of the Act and any rules or regulations thereunder;

          (ii)  any other applicable provisions of state or federal law;

          (iii) the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust, as amended from time to time and communicated in writing to the Sub-Adviser (collectively referred to as the "Trust Documents");

          (iv) policies and determinations of the Board of Trustees of the Trust and MassMutual as communicated in writing to the Sub-Adviser;

          (v) the fundamental and non-fundamental policies and investment restrictions of the Fund as reflected in the Trust's registration statement under the Act or as such policies may, from time to time, be amended by the Fund's shareholders, as communicated in writing to the Sub-Adviser; and

          (vi) the Prospectus and Statement of Additional Information of the Fund in effect from time to time as communicated in writing to the Sub-Adviser (collectively referred to as the "Disclosure Documents").

     (c) The appropriate officers and employees of the Sub-Adviser shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Trust and MassMutual with respect to any matter dealing with the business and affairs of the Fund with respect to the Portfolio, such as the valuation of portfolio securities of the Portfolio of the Fund, including but not limited to securities that are either not registered for public sale or securities not traded on any securities market.

2.   Duties of the Sub-Adviser.
     --------------------------

     (a) The Sub-Adviser shall, subject to the ultimate direction and control by the Trust's Board of Trustees or MassMutual, to the extent MassMutual's direction is not inconsistent with that of the Board of Trustees, (i) with respect to the Portfolio, regularly provide investment advice and recommendations to the Fund, directly or through MassMutual, with respect to the Fund's investments, investment policies and the purchase, sale or other disposition of securities and other investments; (ii) with respect to the Portfolio, supervise and monitor continuously the investment program of the Fund and the composition of its portfolio and determine what securities or other investments shall be purchased or sold by the Fund; (iii) with respect to the Portfolio, arrange, subject to the provisions of Section 6 hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund; (iv) provide reports on the foregoing to the Board of Trustees at each Board meeting with respect to the Portfolio; and (v) undertake to do anything incidental to the foregoing to facilitate the performance of the Sub-Adviser's obligations hereunder, including voting or exercising any consent rights with respect to such securities or investments in accordance with the Sub-Adviser's procedures as amended from time to time.

     (b) The Sub-Adviser shall provide to MassMutual such reports for the Fund, and in such time frames, as MassMutual shall request or as required by applicable law or regulation.

     (c) Provided that none of MassMutual, the Fund or the Trust shall be required to pay any compensation other than as provided by the terms of this Sub-Advisory Agreement and subject to the provisions of Section 5 hereof, the Sub-Adviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

     (d) Provided that nothing herein shall be deemed to protect the Sub-Adviser from acts or omissions in breach of this Sub-Advisory Agreement or from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard to its obligations and duties under this Sub-Advisory Agreement, the Sub-Adviser shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Sub-Advisory Agreement relates.

     (e) The Sub-Adviser shall make all material disclosures to MassMutual and the Fund regarding itself and its partners, officers, directors, shareholders, employees, affiliates or any person who controls any of the foregoing, including, but not limited to, information regarding any change in control in the Sub-Adviser or any change in its key personnel material to the services provided hereunder, information regarding any material adverse change in the condition (financial or otherwise) of the Sub-Adviser or any person who controls the Sub-Adviser, information regarding the investment performance and general investment methods of the Sub-Adviser material to the services provided hereunder, its principals and affiliates, information that MassMutual reasonably deems material to the Fund or necessary to enable MassMutual to monitor the performance of the Sub-Adviser and information that is required, in the reasonable judgment of MassMutual, to be disclosed in any filings required by any governmental agency or by any applicable law, regulation, rule or order. MassMutual hereby acknowledges that it has received and has had an opportunity to review a copy of Form ADV, Part II, of the Sub-Adviser, in accordance with Rule 204-3 of the Advisers Act.

     (f) The Sub-Adviser shall provide MassMutual with any information in the Sub-Adviser's possession necessary for supervising the activities of its personnel, including professional, administrative and clerical personnel, including the compilation and maintenance of such records with respect to the Fund's operations as may reasonably be required.

     (g) The Sub-Adviser shall provide MassMutual, upon reasonable prior written request by MassMutual to the Sub-Adviser, with access to inspect at the Sub-Adviser's office the books and records of the Sub-Adviser relating to the Fund and the Sub-Adviser's performance hereunder and such other books and records of the Sub-Adviser as are necessary to confirm that the Sub-Adviser has complied with its obligations and duties under this Sub-Advisory Agreement.

3.   Other Activities.
     -----------------

     (a) Nothing in this Sub-Advisory Agreement shall prevent MassMutual or the Sub-Adviser or any officer thereof from acting as investment adviser or sub-adviser for any other person, firm or corporation and shall not in any way limit or restrict MassMutual or the Sub-Adviser or any of their respective directors, officers, members, stockholders, partners or employees from buying, selling, or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities are in compliance with U.S. federal and state securities laws, regulations and rules and will not adversely affect or otherwise impair the performance by any party of its duties and obligations under this Sub-Advisory Agreement.

     (b) The Sub-Adviser agrees that it will not knowingly or deliberately favor any other account managed or controlled by it or any of its principals or affiliates over the Fund. The Sub-Adviser, upon reasonable request and receipt of adequate assurances of confidentiality, shall provide MassMutual with an explanation of the differences, if any, in performance between the Portfolio of the Fund and any other account with investment objectives and policies similar to the Portfolio of the Fund for which the Sub-Adviser, or any one of its principals or affiliates, acts as investment adviser. To the extent that a particular investment is suitable for both the Fund and the Sub-Adviser's other clients, such investment will be allocated among the Fund and such other clients in a manner that is fair and equitable in the circumstances. Any allocation made in accordance with the Sub-Adviser's allocation procedures, as from time to time amended, shall be presumed fair and equitable, provided such allocation procedures, or amendments thereto, have been delivered to MassMutual.

4.   Compensation of the Sub-Adviser.
     --------------------------------

MassMutual agrees to pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee paid quarterly, in arrears, at the following rate: an annual rate of .75% on the first $100 million of Aggregate Assets; and an annual rate of .70% of Aggregate Assets in excess of $100 million. For the purposes of this Sub-Advisory Agreement, "Aggregate Assets" shall mean the aggregate of (i) the average daily net assets of the Portfolio of the Fund for which the Sub-Advisory provides investment advisory services, determined at the close of the New York Stock Exchange on each day that the Exchange is open for trading, and (ii) the average daily net assets of all other portfolios of funds or accounts of MassMutual or its affiliates, including portfolios of other funds registered under the Act, for which the Sub-Advisor provides investment advisory services determined at the close of the Exchange on each day that the Exchange is open for trading. MassMutual shall pay the Sub-Advisor such fee on the first business day immediately following the end of each calendar quarter.

5.   Portfolio Transactions and Brokerage.
     ------------------------------------

     (a) The Sub-Adviser is authorized, with respect to the Portfolio in arranging the purchase and sale of the Fund's publicly-traded portfolio securities, to employ or deal with such members of securities exchanges, brokers or dealers (hereinafter "broker-dealers"), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the best execution (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions.

     (b) The Sub-Adviser may effect the purchase and sale of securities (which are otherwise publicly traded) in private transactions on such terms and conditions as are customary in such transactions, may use a broker to effect such transactions, and may enter into a contract in which the broker acts either as principal or as agent.

     (c) The Sub-Adviser shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the Sub-Adviser on the basis of all relevant factors and considerations including, without limitation, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; the willingness of the broker-dealer to provide useful or desirable investment research and/or special execution services; other matters involved in the receipt of brokerage and research services in accordance with
Section 28(e) of the Securities Exchange Act of 1934, as amended; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund; and such other considerations as the Board of Trustees of the Trust or MassMutual determine and provide to the Sub-Adviser from time to time. The Sub-Adviser may cause the Fund to pay a commission in excess of the amount another adequately qualified broker-dealer would have charged if the Sub-Adviser determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or other services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts for which it exercises investment discretion.

     (d) The Sub-Adviser may aggregate purchase and sale orders for the Fund with those of other accounts for which it has investment discretion. Securities purchased in transactions effected pursuant to such aggregated orders shall be allocated among the Fund and such other client accounts of the Sub-Adviser in accordance with the Sub-Adviser's written allocation procedures, as amended from time to time, or in a manner that is fair and equitable under the circumstances.

6.   Representations And Warranties
     ------------------------------

     The Sub-Adviser hereby represents and warrants to the Fund and MassMutual that:

     (a) The Sub-Adviser has obtained all required governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform its obligations under this Sub-Advisory Agreement and to act as contemplated by the Trust Documents and the Disclosure Documents, including without limitation registration as an investment adviser under the Advisers Act, and will maintain and renew any required licenses, registrations, approvals and memberships during the term of this Sub-Advisory Agreement.

     (b) There is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which the Sub-Adviser or any of its principals or affiliates is a party, or to which any of the assets of the Sub-Adviser is subject, which reasonably might be expected to (i) result in any material adverse change in the Sub-Adviser's condition (financial or otherwise), business or prospects, (ii) affect adversely in any material respect any of the Sub-Adviser's assets, (iii) materially impair the Sub-Adviser's ability to discharge its obligations under this Sub-Advisory Agreement, or (iv) result in a matter which would require an amendment to the Sub-Adviser's Form ADV, Part II; and the Sub-Adviser has not received any notice of an investigation by the Securities and Exchange Commission or any state regarding U.S. federal or state securities laws, regulations or rules.

     (c) All references in the Disclosure Documents concerning the Sub-Adviser and its affiliates and the controlling persons, affiliates, stockholders, directors, officers and employees of any of the foregoing are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

     (d) Subject to adequate assurances of confidentiality, and appropriate redacting by the Sub-Adviser to protect client confidentiality, the Sub-Adviser has supplied to, or made available for review by, MassMutual (and if requested by MassMutual to its designated auditor) all documents, statements, agreements and workpapers reasonably requested by it relating to accounts covered by the Sub-Adviser's performance results and which are in the Sub-Adviser's possession or to which it has access.

     MassMutual represents and warrants to the Sub-Adviser that this Agreement and the appointment of the Sub-Adviser as a sub-adviser to the Fund have received all necessary approvals, and are authorized by applicable law, by the Advisory Agreement, the Trust Documents and the Disclosure Documents.

The foregoing representations and warranties shall be continuing during the term of this Sub-Advisory Agreement.

7.   Covenants.
     ---------

     (a) If at any time during the term of this Sub-Advisory Agreement, the Sub-Adviser discovers any fact or omission, or any event or change of circumstances occurs, which would make the Sub-Adviser's representations and warranties in Section 6 inaccurate or incomplete in any material respect, or which might render the Disclosure Documents untrue or misleading in any material respect, the Sub-Adviser will provide prompt written notification to the Fund and MassMutual of any such fact, omission, event or change of circumstances, and the facts related thereto.

     (b) The Sub-Adviser agrees that, during the term of this Sub-Advisory Agreement, and for so long as investment in the Fund is being offered for sale, it will provide the Fund and the Sub-Adviser with updated information relating to the Sub-Adviser's performance results as reasonably required from time to time by the Fund and MassMutual. The Sub-Adviser shall use its best efforts to provide such information within a reasonable period of time after the end of the month to which such updated information relates and the information is available to it.

     (c) If at any time during the term of this Sub-Advisory Agreement, MassMutual discovers any fact or omission, or any event or change of circumstances occurs, which would make the representations and warranties made by MassMutual in Section 6 inaccurate or incomplete in any material respect, MassMutual will provide prompt written notification to the Sub-Adviser of any such fact, omission, event or change of circumstances, and the facts related thereto.

     (d) The Sub-Adviser's duties and obligations with respect to the Fund shall be limited solely to those set forth in this Sub-Advisory Agreement and MassMutual shall be fully responsible for the performance of those functions normally carried out by an investment adviser that are not specifically delegated to the Sub-Adviser hereunder. Without limiting the generality of the foregoing, MassMutual, either directly or through affiliated parties or other persons to whom MassMutual so delegates, shall be responsible for (i) monitoring overall Fund compliance with the restrictions set forth in Section 1(b) hereof,
(ii) calculating the net asset value and the performance of the Fund, (iii) contracting with a third-party custodian to, among other things, maintain custody of Fund assets, communicate information to MassMutual regarding Fund holdings thereof, communicate to the Sub-Adviser regarding Portfolio holdings and the value thereof, collect dividends and interest payments for Fund holdings, resolve trade fails and administer other corporate actions.

8.   Confidentiality.
     ---------------

All information and advice furnished by one party to the other party (including their respective agents, employees and representatives) hereunder shall be treated as confidential and shall not be disclosed to third parties, except as may be in the public domain through no breach by any party of this Agreement or as may be necessary to comply with applicable governmental laws, rules and regulations, subpoenas or court orders.

9.   Duration.
     --------

Unless terminated earlier pursuant to Section 10 hereof, this Sub-Advisory Agreement shall remain in effect for a period of two years from the date hereof. Thereafter it shall continue in effect from year to year, unless terminated pursuant to Section 10 hereof, so long as such continuance shall be approved at least annually by the Trust's Board of Trustees, including the vote of the majority of the Trustees of the Trust who are not parties to this Sub-Advisory Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority" (as defined in the Act) of the outstanding voting securities of the Fund.

10.  Termination.
     -----------

     (a) This Sub-Advisory Agreement shall terminate automatically upon its unauthorized assignment (within the meaning of the Act), the termination of the Advisory Agreement or the dissolution of the Fund.

     (b) The Sub-Advisory Agreement may be terminated by MassMutual or the Board of Trustees of the Trust: (i) by written notice to the Sub-Adviser with immediate effect, if the Sub-Adviser's registration under the Adviser's Act is suspended, terminated, lapsed or not renewed; (ii) by written notice to the Sub-Adviser with immediate effect, if the Sub-Adviser is bankrupt or insolvent, seeks an arrangement with creditors, is dissolved or terminated or ceases to exist; (iii) by written notice to the Sub-Adviser with immediate effect, if MassMutual determines in good faith, for any reason, that such termination is appropriate for the protection of the Fund, including without limitation a good faith determination by MassMutual or the Board of Trustees of the Trust that the Sub-Adviser has breached an obligation or duty under this Sub-Advisory Agreement; or (iv) in their sole discretion, without penalty, upon ninety days prior written notice to Sub-Adviser. This Sub-Advisory Agreement also may be terminated at any time, without penalty, by the vote of the holders of a "majority" of the outstanding voting securities of the Fund (as defined in the Act).

     (c) The Sub-Advisory Agreement may be terminated by the Sub-Adviser, without penalty at any time, upon ninety days' prior written notice, to MassMutual and the Trust.

11.  Indemnification.
     ---------------

     (a) The Sub-Adviser agrees to indemnify and hold harmless MassMutual, the Fund and any of its or their controlling persons or any shareholders, partners, directors, officers and/or employees of any of them against any loss, claim, damage, charge, liability or expense (including, without limitation, reasonable attorneys' and accountants' fees) to which such persons may become subject, insofar as such loss, claim, damage, charge, liability or expense arises out of or is based upon any demands, claims, liabilities, expenses, lawsuits, actions or proceedings relating to this Sub-Advisory Agreement or to the advisory services for the account of the Fund provided by the Sub-Adviser, provided that the loss, claim, damage, liability, cost or expense related to, was based upon, or arose out of an act or omission of the Sub-Adviser or its officers, directors, employees, agents or controlling persons constituting willful misfeasance, bad faith, gross negligence, fraud, willful misconduct, a breach of this Sub-Advisory Agreement, or a violation of applicable federal or state securities laws, rules and regulations.

     (b) MassMutual agrees to indemnify and hold harmless the Sub-Adviser and any of its controlling persons, shareholders, partners, directors, officers and/or employees of any of them against any loss, claim, settlement, damage, charge, liability or expense (including, without limitation, reasonable attorneys' and accountants' fees) to which such persons may become subject, insofar as such loss, claim, settlement, damage, charge, liability or expense arises out of or is based upon any demands, claims, liabilities, expenses, lawsuits, actions or proceedings relating to this Sub-Advisory Agreement, the advisory services for the account of the Fund provided by the Sub-Adviser, the operation of the Fund or the contents of the Disclosure Documents, provided that the loss, claim, damage, liability, cost or expense related to, or was based upon, or arose out of an act or omission of MassMutual or the Fund or its partners, officers, directors, employees, agents or controlling persons constituting willful misfeasance, bad faith, gross negligence, fraud, willful misconduct, a breach of this Sub-Advisory Agreement, or a violation of applicable federal or state securities laws, rules and regulations.

     (c) Promptly after receipt by an indemnified party under this Section 11 of notice of any claim or dispute or commencement of any action or litigation, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 11 except to the extent, if any, that such failure or delay prejudiced the other party in defending against the claim. In case any such claim, dispute, action or litigation is brought or asserted against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel specially approved in writing by such indemnified party, such approval not to be unreasonably withheld, following notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof; in which event, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but shall continue to be liable to the indemnified party in all other respects as heretofore set forth in this Section 11. Notwithstanding any other provisions of this Section 11, if, in any claim, dispute, action or litigation as to which indemnity is or may be available, any indemnified party reasonably determines that its interests are or may be, in whole or in part, adverse to the interests of the indemnifying party, the indemnified party may retain its own counsel, with the choice of counsel subject to the consent of the indemnifying party (which consent shall not be withheld unreasonably), in connection with such claim, dispute, action or litigation and shall continue to be indemnified by the indemnifying party for any legal or any other expenses reasonably incurred in connection with investigating or defending such claim, dispute, action or litigation.

12.  Disclaimer of Shareholder Liability.
     -----------------------------------

MassMutual and the Sub-Adviser understand that the obligations of the Trust under this Sub-Advisory Agreement are not binding upon any Trustee or shareholder of the Trust personally, but bind only the Trust and the Trust's property. MassMutual and the Sub-Adviser represent that each has notice of the provisions of the Trust Documents disclaiming shareholder and Trustee liability for acts or obligations of the Trust.

13.  Notice.
     ------

Any notice under this Sub-Advisory Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party, with a copy to the Trust, at the addresses below or such other address as such other party may designate for the receipt of such notice.

If to MassMutual:          Massachusetts Mutual Life Insurance Company
                           1295 State Street
                           Springfield, MA  01111
                           Attention:  Vernon J. Meyer
                                       Vice President

If to the Sub-Adviser:     Waddell & Reed Investment Management Company
                           6300 Lamar
                           Overland Park, KS  66202-4247
                           Attention:  Mark P. Buyle, Esq.

If to either MassMutual or the Sub-Adviser, copies to:

                           MML Series Investment Fund
                           1295 State Street
                           Springfield, MA  01111
                           Attention:  Stephen L. Kuhn
                                       Vice President

14.  No Assignment.
     -------------

No assignment (within the meaning of the Act) of this Sub-Advisory Agreement may be made without the express written consent of all parties hereto.

15.      Amendments to this Sub-Advisory Agreement.
         -----------------------------------------

This Sub-Advisory Agreement may be amended only by a written instrument approved in writing by all parties hereto.

16.      Governing Law.
         -------------

This Sub-Advisory Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to principles of conflict of laws.

17.      Survival.
         --------

The provisions of this Sub-Advisory Agreement shall survive the termination or other expiration of this Sub-Advisory Agreement with respect to any matter arising while this Sub-Advisory Agreement was in effect.

18.      Successors.
         ----------

This Sub-Advisory Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

19.      Entire Agreement.
         ----------------

This Sub-Advisory Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding on the parties hereto.

20.      No Waiver.
         ---------

No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

21.      Severability.
         ------------

If any one or more provisions in this Sub-Advisory Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision of this Sub-Advisory Agreement, but this Sub-Advisory Agreement shall be construed so as to effectuate the intent of the parties hereto as nearly as possible without giving effect to such invalid, illegal or unenforceable provision had never been contained herein.

22.      Counterparts.
         ------------

This Sub-Advisory Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Fund, MassMutual and the Sub-Adviser have caused this Sub-Advisory Agreement to be executed as of the day and year first above written.


                           MASSACHUSETTS MUTUAL LIFE
                           INSURANCE COMPANY



                           By:     /s/ Michael D. Hays
                                   ---------------------
                           Name:   Michael D. Hays
                                   ---------------------
                           Title:  Senior Vice President
                                   ---------------------


                           WADDELL & REED INVESTMENT MANAGEMENT COMPANY



                           By:     /s/ Henry J. Herrmann
                                   ---------------------
                           Name:   Henry J. Herrmann
                                   -------------------
                           Title:  President, CEO and Chief  Investment Officer
                                   --------------------------------------------

ACKNOWLEDGED:

MML SERIES INVESTMENT FUND
on behalf of MML SMALL CAP GROWTH EQUITY FUND


                           By:     /s/ Stuart H. Reese
                                   -------------------
                           Name:   Stuart H. Reese
                                   -------------------
                           Title:  President
                                   -------------------